UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2014

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Four Oaks Fincorp, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 9, 2014.  The shareholders considered three proposals, each of which is described in more detail in the Company's definitive proxy statement dated May 5, 2014.

Proposal 1:  To elect eight nominees to the Company's Board of Directors.  The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Robert Gary Rabon	3,416,679	586,287	2,008,296
William J. Edwards	3,462,819	540,147	2,008,296
Percy Y. Lee	3,415,296	587,670	2,008,296
Ayden R. Lee, Jr.	3,436,542	566,424	2,008,296
Warren L. Grimes	3,351,987	650,980	2,008,296
Michael A. Weeks	3,551,364	451,602	2,008,296
Dr. R. Max Raynor, Jr.	3,360,726	642,241	2,008,296
Paula Canaday Bowman	3,357,000	645,966	2,008,296

All director nominees were duly elected.

Proposal 2:  To ratify the appointment of Cherry Bekaert LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.  The votes were cast as follows:

For	Against	Abstain
5,637,053	217,519	156,689

Proposal 2 was approved.

Proposal 3:  To vote, on an advisory (nonbinding) basis, to approve executive compensation.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
3,232,014	481,180	289,772	2,008,296

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By: /s/ Nancy S. Wise
Nancy S. Wise
Executive Vice President,
Chief Financial Officer

Date:  June 11, 2014